AllianceBernstein Utility Income Fund
811-07916




77.D-Investment Policy Changes Chart

The changes below were effective February 1, 2006


ALLIANCEBERNSTEIN UTILITY INCOME FUND
FORMER POLICIES				CURRENT POLICIES
Investment Objective

Fundamental:				Non-fundamental:
Current income and capital		The Funds investment objective is
appreciation by investing primarily	current income and long-term growth
in equity and fixed-income		of capital.
securities of companies in the
utilities industry.

Fundamental Investment Policies:
The Fund normally invests at least 	Fundamental policy eliminated.

65% of its total assets in securities
of companies in the utilities
industry.

Related non-fundamental policy:		Related non-fundamental policy:
Under normal circumstances, the Fund 	Under normal circumstances, the Fund
invests at least 80% of its net assets 	invests at least 80% of its net assets
in securities of companies in the 	in securities of companies in the
utility industries. 			utility industries.

The Fund is a diversified fund as a	The Fund is diversified.
matter of fundamental policy.

Related fundamental policy.		Related fundamental policy eliminated.

The Fund may not invest more than 5%
of its total assets in the securities
of any one issuer except the U.S.
Government, although with respect to
25% of its total assets it may invest
in any number of issuers.

The Fund may not invest 25% or more	The Fund may not concentrate
of its total assets in the securities	investments in an industry, other
of issuers conducting their principal	than the utilities industry, as
business activities in any one		concentration may be defined under
industry, other than the utilities	the 1940 Act or the rules and
industry, except that this restriction	regulations thereunder (as such
does not apply to U.S. Government 	statute, rules or regulations may
Securities. 				be amended from time to time) or
					by guidance regarding,
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate regulatory
					authorities.

The Fund may not purchase more		Policy eliminated.
than 10% of any class of the voting
securities of any one issuer.

The Fund may not purchase a security	Fundamental policy eliminated.
if, as a result (unless the security
is acquired pursuant to a plan of	New non-fundamental policy:
reorganization or an offer of 		The Fund may invest in the securities
esexchange), the Fund would own any	of other investment companies,
securities of an open-end investment 	including exchange-traded funds, to
company or more than 3% of the total	the extent permitted under the 1940
outstanding voting stock of any		Act or the rules and regulations
closed-end investment company or	thereunder (as such statute, rules
more than 5% of the value of the	or regulations may be amended from
Funds net assets would be invested	time to time) or by guidance
in securities of any one or more	regarding, interpretations of, or
closed-end investment companies.	exemptive orders under, the 1940
					Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.

The Fund may not make loans except	The Fund may not make loans except
through (i)the purchase of debt	through (i) the purchase of debt
obligations in accordance with its	obligations in accordance with its
investment objectives and policies;	investment objectives and policies;
(ii)the lending of portfolio		(ii) the lending of portfolio
securities; or (iii)the use of		securities; (iii) the use of
repurchase agreements.			repurchase agreements; or (iv) the
					making of loans to affiliated
					funds as permitted under the 1940
					Act, the rules and regulations
					thereunder (as such statutes,
					rule or regulations may be amended
					from time to time), or by guidance
					regarding, and interpretations of,
					or exemptive orders under, the
					1940 Act.

The Fund may not participate on a	Policy eliminated.
joint or joint and several basis
in any securities trading account.

The Fund may not invest in		Policy eliminated.
companies for the purpose of
exercising control.

The Fund may not issue any senior	The Fund may not issue any senior
security within the meaning of		security (as that term is defined
the 1940 Act, except that the		in the 1940 Act) or borrow money,
Fund may write put and call		except to the extent permitted by
options.				the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may
					be amended from time to time) or
					by guidance regarding, or
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate regulatory
					authorities.

					For the purposes of this restriction,
					margin and collateral arrangements,
					including, for example, with respect
					to permitted borrowings, options,
					futures contracts, options on futures
					contracts and other derivatives such
					as swaps are not deemed to involve
					the issuance of a senior security.


Related fundamental policy:		Related fundamental policy
The Fund may not borrow money		eliminated.
except from banks for temporary
or emergency purposes, including
the meeting of redemption requests
which might require the untimely
disposition of securities;
borrowing in the aggregate may
not exceed 15%, and borrowing for
purposes other than meeting
redemptions may not exceed 5% of
the value of the Funds total
assets (including the amount
borrowed) less liabilities (not
including the amount borrowed) at
the time the borrowing is made;
outstanding borrowings in excess
of 5% of the value of the Funds
total assets will be repaid before
any subsequent investments are made.

The Fund may not make short sales	Policy eliminated.
of securities or maintain a short
position, unless at all times
when a short position is open
it owns an equal amount of such
securities or securities convertible
into or exchangeable for, without
payment of any further consideration,
securities of the same issue as, and
equal in amount to, the securities
sold short (short sales against the
box), and unless not more than 10% of
the Funds net assets (taken at market
value) is held as collateral for such
sales at any one time (it is the Funds
present intention to make such sales
only for the purpose of deferring
realization of gain or loss for
federal income tax purposes).


The Fund may not purchase or sell	The Fund may not purchase or
real estate, except that it may		sell real estate except that
purchase and sell securities of		it may dispose of real estate
companies which deal in real		acquired as a result of the
estate or interests therein.		ownership of securities or
					other instruments.  This
					restriction does not prohibit
					the Fund from investing in
					securities or other instruments
					backed by real estate or in
					securities of companies engaged
					in the real estate business.

The Fund may not purchase or sell	The Fund may not purchase or sell
commodities or commodity contracts	commodities regulated by the
(except currencies, futures contracts	Commodity Futures Trading
on currencies and related options,	Commission under the Commodity
forward currency exchange contracts	Exchange Act or commodities
or contracts for the future		contracts except for futures
acquisition or delivery of securities	contracts and options on futures
and related options, futures contracts	contracts.
and options on futures contracts and
options on futures contracts and other
similar contracts).

Related non-fundamental policies:	Related non-fundamental policies
The Fund will not enter into any	eliminated.
futures contracts or options on
futures contracts if immediately
thereafter the market values of
the outstanding futures contracts
of the Fund and the currencies
and futures contracts subject to
outstanding options written by
the Fund would exceed 50% of its
total assets.

The Board of Directors has adopted
the requirement that futures
contracts and options on futures
contracts only be used as a hedge
and not for speculation.

The Fund may not invest in interests	Policy eliminated.
in oil, gas, or other mineral
exploration or development programs.

The Fund may not purchase securities	Fundamental policy eliminated.
on margin, except for such short-term
credits as may be necessary for the
clearance of transactions.		New non-fundamental policy:
					The Fund may not purchase securities
					on margin, except (i) as otherwise
					provided under rules adopted by the
					SEC under the 1940 Act or by
					guidance regarding the 1940 Act,
					or interpretations thereof, and
					(ii) that the Fund may obtain such
					short-term credits as are necessary
					for the clearance of portfolio
					transactions, and the Fund may make
					margin payments in connection with
					futures contracts, options, forward
					contracts, swaps, caps, floors,
					collars and other financial
					instruments.

The Fund may not act as an		The Fund may not act as an
underwriter of securities, except	underwriter of securities of other
that the Fund may acquire		issuers, except that the Fund may
restricted securities under		acquire restricted securities under
circumstances in which, if such		circumstances in which, if such
securities were sold, the Fund		securities were sold, the Fund might
might be deemed to be an underwriter	be deemed to be an underwriter for
for purposes of the Securities Act.	purposes of the Securities Act of
					1933, as amended (the Securities Act).

Non-Fundamental Investment Policies:
The Fund may make secured loans of	The Fund may lend portfolio securities
portfolio securities of up to 20%	to the extent permitted under the 1940
of its total assets.			Act or the rules and regulations
					thereunder (as such statute, rules or
					regulations may be amended from time
					to time) or by guidance regarding,
					interpretations of, or exemptive orders
					under, the 1940 Act.

The Fund will not maintain more		The Fund will limit its investment
than 15% of its net assets in		in illiquid securities to no more
illiquid securities.			than 15% of net assets or such other
					amount permitted by guidance regarding
					the 1940 Act.

Related non-fundamental policy:		Related non-fundamental policy
The Fund may invest up to 5% of		eliminated.
its net assets (taken at market
value) in restricted securities
(excluding Rule 144A securities)
issued under Section 4(2) of the
Securities Act.

The Fund will not lend its		Policy eliminated.
portfolio securities to any officer,
director, employee or affiliate of
the Fund or the Adviser.

The Fund may invest up to 5% of		The Fund may invest in rights or
its net assets in rights or warrants.	warrants.

The Fund may make forward commitments	The Fund may make forward commitments.
if the aggregate commitments do not
exceed more than 30% of its net assets.

The Fund may make standby commitments	The Fund may make standby commitments.
if the aggregate commitments do not
exceed 20% of its net assets.